CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated May 14, 2001 of our report dated March 30, 2001, relating to the financial statements of Email Real Estate, Inc. as of February 28, 2001 and to the reference to our firm under the caption EXPERTS in the registration statement.




                            James E. Scheifley & Associates, P.C.
                           Certified Public Accountants


May 14, 2001
Dillon, Colorado